SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                            reported): June 30, 2005

                              Scantek Medical, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                  000-27592                84-1090126
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)

                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code............... (973) 401-0434


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

         Scantek Medical, Inc. ("Scantek") has announced in a press release dated June 30, 2005 that it entered into a Distribution Agreement with Global Agri-Med Technologies, Inc. ("Global") dated as of the 25th day of May 2005 pursuant to which Global was granted an exclusive, perpetual license to distribute Scantek's BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor product in Chile, England, Scotland and Wales.

         The Distribution Agreement is subject to certain terms and conditions, including, but not limited to, payment of the purchase price for the license and meeting certain minimum sales requirements. Scantek has been issued 20% of Global's total issued and outstanding shares of common stock. Scantek's ownership interest in Global shall not be diluted under any circumstances until the occurrence of certain events.

Item 9.01 Financial Statement and Exhibits.

Exhibit 99.1-Scantek press release dated June 30, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Scantek Medical, Inc.


Date: June 30, 2005                          By: /s/ Zsigmond L. Sagi
                                                 ------------------------------
                                                 Dr. Zsigmond Sagi, President